Exhibit T3B.21

COMPANIES ACT 2014

PRIVATE COMPANY LIMITED BY SHARES

CONSTITUTION

OF

MERCURY PHARMA INTERNATIONAL LIMITED

1 The name of the Company is **MERCRY PHARMA INTERNATIONAL LIMITED**.

2 The Company is a private company limited by shares, registered under Part 2 of the Companies Act 2014.

3 The liability of the members is limited.

4 The share capital of the Company is €19,046,070.00 divided into 15,000,000 ordinary shares of €1.26 each.

5 Supplemental Regulations.

INTERPRETATION

(1) Words or expressions contained in these supplemental regulations (the "Regulations") shall, unless the contrary intention appears, bear the same meaning as in the Companies Act, 2014 ("the Act") or in any statutory modification thereof.

SHARE CAPITAL

(2) If at any time the share capital of the Company is divided into different classes of shares, the rights attached to any class, may, whether or not the Company is being wound up, be varied or abrogated if:

(a) the holders of 75 percent in nominal value of the issued shares of that class consent in writing to the variation or abrogation; or

(b) a special resolution, passed at a separate general meeting of the holders of that class sanctions the variation or abrogation.

(3) In accordance with Section 69(1) of the Act, the Company is generally authorised to allot shares in the Company (whether forming part of the original or any increased capital). Pursuant to Section 69(4) of the Act and Regulation 9(a) (ii) shares may be allotted by the Directors of the Company (or any Committee of Directors appointed for that purpose by the Directors) and such shares shall be at the disposal of the Directors (or any such Committee) who may offer, allot, grant options over or otherwise dispose of such shares to such persons, at such times and for consideration and upon such terms and conditions as the Directors or any such Committee may determine provided no shares may be issued at a discount. Section 69(6) of the Act shall not apply to the allotment by the Company of any shares.

ACQUISITION OF SHARES

(4) Subject to the provisions of Section 105 of the Act, and in accordance with Section 105(4) of the Act, the Company may:

(a) Acquire its own shares by purchase or in the case of redeemable shares by redemption or purchase;

(b) Shares acquired by a Company either by purchase or redemption may be cancelled or held as treasury shares or re-issued all in accordance with Sections 106 and 109 of the Act provided always that the nominal value of treasury shares held by the Company, may not, at any one time, exceed ten per cent of the Company's capital;

(c) Any shares acquired by the Company through redemption may be cancelled on or after redemption by a resolution of the Directors;

(d) Notice in writing shall be given in accordance with this provision to the holders of shares to be redeemed. Any notice of redemption shall specify:

(i) the number of shares to be redeemed;

(ii) the date fixed for redemption; and

(iii) the place at which the certificates for such shares are to be presented for redemption;

Upon such date each of the holders of the shares concerned shall be bound to deliver to the Company at such place the certificates for the shares to be redeemed. If any certificate so delivered to the Company includes any shares not to be redeemed on that occasion a fresh certificate for such shares shall forthwith be issued to the holder delivering such certificate to the Company.

CONVERSION OF SHARES

(5) In accordance with Section 83(3) of the Act, the Company may by special resolution convert any of its shares into redeemable shares subject to the provisions of the Act.

TRANSFER

(6) Where the Directors decline to register a transfer of any share then the Directors shall in accordance with Section 95(3) of the Act (within two months after the date on which the transfer was lodged with the company), send to the transferee a notice of the refusal.

LIEN

(7) The lien conferred by Section 80 of the Act shall attach to all shares whether fully paid or not save that such lien shall not apply where any such shares have been mortgaged or charged to any bank, security trustee or institution by way of security, and whether as agent or trustee for a group of banks or institutions or otherwise (a "Secured Institution") in which event such lien shall rank behind any such security.

FORFEITURE

(8) When any shares have been forfeited an entry shall be made in the register of members of the Company recording the forfeiture and the terms and date thereof.

TRANSFER AND ISSUE OF SHARES

(9)

(a) The Directors of the Company shall not, without the prior written consent of the shareholder of the Company:

(i) dispose of or transfer any of the shares held by or business of the Company; or

(ii) issue any new shares in the Company.

(b) The Directors of the Company shall not create any encumbrance, lien or claim over any of the shares or business of the Company without the prior written consent of the shareholder.

(c) Notwithstanding anything contained in these Regulations, the Directors shall promptly register any transfer of shares and may not suspend registration thereof where such transfer:-

(i) is to a Secured Institution or to any nominee or any transferee of a Secured Institution; or

(ii) is delivered to the Company for registration by a Secured Institution or its nominee or transferee in order to register the Secured Institution as legal owner of the shares; or

(iii) is executed by a Secured Institution or its nominee or transferee pursuant to the power of sale or other power under such security

and a certificate of any official of such bank, security trustee or institution that the shares were so charged and that the transfer was so executed shall be conclusive evidence of such facts.

MEETINGS AND VOTING

(10) The business of an Annual General Meeting may include the election of Directors and re-election of Directors retiring (if any).

(11) Where any meeting of the Company is held at short notice pursuant to Section 181(2) of the Act it shall be sufficient if the instrument appointing a proxy (and the power of attorney or other authority, if any, under which it is signed, or a notarially certified copy of such power or authority) is deposited at the registered office of the Company concerned or such other place within the State as is specified for that purpose in the notice convening the meeting no later than twenty four hours before the meeting as permitted under Section 183(6).

(12) In accordance with Section 155 of the Act, the remuneration of Directors shall be determined from time to time by the Directors of the Company.

BORROWING POWERS

(13) The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof.

DIRECTORS

(14) The obligations of a Director to disclose the nature of his interest in any contract or proposed contract with the Company will apply equally to a de facto Director and to any shadow Director. A shadow Director shall declare his interest in the manner prescribed by Section 221(3) of the Act.

(15) The provisions of Section 144 of the Act shall apply with regard to appointment of Directors subsequent to the first Directors except that the Directors of the Company may from time to time appoint any person to be a Director of the Company either to fill a casual vacancy or as an addition to the Board and any Director appointed to fill a casual

vacancy or as an addition to the Board shall not retire from office at the annual general meeting next following his appointment and Section 144(3)(c) shall not apply.

(16) Unless and until the Company in general meeting shall otherwise determine, the number of the Directors shall be not less than two nor more than ten.

(17) Reasonable personal use of the Company's property is permitted by any Director of the Company save where such use is expressly prohibited by a resolution of the Directors.

DIRECTORS' MEETING

(18) A meeting of Directors or of a committee of Directors (referred to in Section 160(9) of the Act) may take place in accordance with the provisions of Section 161(6) of the Act.

(19) At the commencement of the meeting each Director must acknowledge his presence and that he accepts that the conference shall be deemed to be a meeting of the Directors or a committee of Directors (as the case may be).

(20) A Director may not cease to take part in the meeting by disconnecting the telephone or other means of communication unless he has previously obtained the express consent of the Chairman of the meeting.

(21) A minute of the proceedings at such meeting by telephone or other means of communication shall be sufficient evidence of such proceedings and of the observance of all necessary formalities if certified as a correct minute by the chairman of the meeting.

SEAL

(22) The Company may have for use abroad an official seal as referred to in Section 44 of the Act.

MANAGING DIRECTOR

(23) The Directors may from time to time in accordance with Section 159 of the Act appoint one or more of their body to hold the executive office of Managing or Joint Managing Director and references to "Managing Director" in Section 159 of the Act shall include the aforesaid. If no period or terms are fixed, then such executive shall comply with such directions as may be given to him by the Directors from time to time and subject to the terms of any agreement entered into in any particular case the appointment may be revoked at any time by the Directors.

NOTICES

(24) The provisions of Section 218 of the Act shall apply to the service of notices by the Company on members, officers or any persons entitled to receive notices under the Act and the provisions of Section 218(5) of the Act shall apply in respect of notices referred to in Section 218 of the Act.

(25) A Director shall be entitled to notices of any separate meeting of the holders of any class of shares and shall be entitled to attend at any general meeting of the Company or at any separate meeting of the holders of any class of shares in the Company.

INDEMNITY

(26) Any Director, Managing Director and any other officers of the Company shall be indemnified by the Company out of the assets of the Company in the terms specified in Section 235(3) of the Act. Officer includes any officer referred to in Section 235(8) of the Act.

Company No. 20440

MERCURY PHARMA INTERNATIONAL LIMITED

(the "Company")

WRITTEN RESOLUTION OF THE SOLE MEMBER PURSUANT TO SECTION 193 OF THE COMPANIES ACT 2014

We, being the sole member of the Company for the time being entitled to attend and vote at general meetings of the Company (or, in the case of a member being a body corporate, by its duly appointed representative) **HEREBY RESOLVE** that the following resolution be passed by the Company:

SPECIAL RESOLUTION

"**IT WAS RESOLVED** that, pursuant to section 59 of the Companies Act 2014, the printed document annexed hereto and marked for identification purposes with the letter "**A**" be and is hereby adopted as the new constitution of the Company in substitution for, and to the exclusion of, the existing memorandum and articles of association of the Company."

Dated:

Signed by
for and on behalf of
MERCURY PHARMACEUTICALS (IRELAND) LIMITED